SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KCG Holdings, Inc.

Current Report on Form 8-K

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 19, 2013, the Company held a special meeting of stockholders (the “Special Meeting”). As described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 19, 2013 (the “Proxy Statement”), stockholders were asked at the Special Meeting to consider and vote on (1) the KCG Holdings, Inc. Amended and Restated Equity Incentive Plan (the “Amended Plan”) and (2) any other business as may properly come before the Special Meeting or any adjournment of the Special Meeting, if necessary. The result of the voting on proposal 1 is indicated below.

The Amended Plan was approved. Voting results on this proposal were as follows:

FOR: 71,239,566 (91.38%)	AGAINST: 6,691,355 (8.58%)	ABSTAIN: 29,338 ( 0.04%)

The adoption of the Amended Plan required the affirmative vote of a majority of the shares of the Company’s Class A Common Stock voted on the proposal.

Under applicable Delaware law, abstentions had the effect of votes against the proposal. No BROKER NON-VOTES were cast on this matter.

Further information regarding this matter is contained in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: December 19, 2013

KCG HOLDINGS, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel and Assistant Secretary